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FOR IMMEDIATE RELEASE


U.S. ENERGY SYSTEMS ANNOUNCES ESTABLISHMENT OF
CANADIAN INCOME FUND

White Plains, NY, February 25, 2004 - U.S. Energy Systems, Inc. (Nasdaq: USEY), a provider of customer-focused energy solutions, announced plans to establish a new Canadian income fund - Countryside Power Income Fund ("Countryside PIF"). Countryside PIF has filed a preliminary prospectus with securities commissions or similar authorities in each of the provinces and territories of Canada to qualify for distribution of trust units of Countryside PIF by way of an initial public offering.

Countryside PIF is an unincorporated, open-ended, limited purpose trust formed under the laws of the Province of Ontario to invest indirectly in 22 U. S.-based biogas-to-energy projects owned by U. S. Energy Biogas Corporation ("Biogas") and two Canadian-based district energy systems owned by USE Canada Holdings Corp. ("USE Canada"). Biogas is owned 54% by USEY and 46% by an indirect subsidiary of Cinergy Corp. (NYSE: CIN); and USE Canada is indirectly owned by USEY. Countryside PIF's indirect investments in Biogas will consist of loans and a convertible royalty interest, which will amend the existing long-term financing arrangements and provide additional funds to support the expansion of Biogas. Countryside PIF will also indirectly acquire 100% of the outstanding common stock of USE Canada.

Following the closing of the transaction, Countryside PIF and USEY will share certain members of executive management. USEY and an indirect subsidiary of CIN will continue to own 100% of the outstanding common stock of Biogas. In addition, USEY, an indirect subsidiary of CIN, and a subsidiary of Countryside PIF will enter into a joint development agreement for the development, acquisition and investment in new energy project opportunities across North America.

"Countryside PIF will provide us with access to lower cost funding options, additional growth opportunities in both the United States and Canada, and capital to realize profitable expansion opportunities within our existing portfolio," stated Goran Mornhed, President and Chief Executive Officer of USEY. "We believe that the completion of the Countryside PIF transaction will provide us with a unique opportunity to recapitalize our balance sheet and increase our financial resources. Most importantly, the transaction, if consummated, would provide financial flexibility and an opportunity to enhance shareholder value going forward," he continued.

CIBC World Markets Inc. and BMO Nesbitt Burns Inc. will be joint lead underwriters for the units offering. TD Securities Inc., RBC Dominion Securities Inc. and National Bank Financial Inc. will also be members of the underwriting syndicate. Toronto-Dominion Bank, as lead arranger, and Royal Bank of Canada, as co-lead arranger, together will provide a credit facility to a subsidiary of Countryside PIF. It is anticipated that the transactions will be completed by the end of March.

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The securities offered by Countryside PIF have not been registered under the
U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. A preliminary prospectus relating to these securities has been filed with securities commissions or similar authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of a distribution to the public. This news release shall not constitute an offer to sell these securities in any state of the United States or province or territory of Canada. The preliminary prospectus includes information regarding certain subsidiaries of USEY (including a one-year financial forecast of such subsidiaries) that has not previously been disclosed publicly. The Countryside PIF preliminary prospectus will be available for review beginning on or about February 25, 2004 on www.sedar.com, the website developed by the Canadian securities administrators.

About U.S. Energy Systems, Inc.
U.S. Energy Systems, Inc., based in White Plains, NY, is a customer-focused provider of energy outsourcing services for large retail customers, including industrial, commercial and institutional end users. USEY owns, operates and/or financed 34 energy projects in North America and Western Europe, totaling the equivalent of 262 megawatts and using combined heat and power (CHP) technology and renewable fuels. U.S. Energy Systems has formed a number of strategic business partnerships with leading companies, including Cinergy Solutions, a subsidiary of CIN), which is a strategic investor and joint venture partner, and Arthur J. Gallagher & Co. (NYSE: AJG), an international insurance brokerage USEY (www.usenergysystems.com).

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For more information contact:
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Investor Relations Department
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U.S. Energy Systems, Inc.
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One North Lexington Ave
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White Plains, New York 10601
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914-993-6443
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Info@usenergysystems.com
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Certain matters discussed in this press release are forward-looking statements, and certain important factors may affect USEY's actual results and could cause actual results to differ materially from any forward-looking statements made in this release, or which are otherwise made by or on behalf of USEY. Such factors include, but are not limited to, changes in market conditions, the inability to commence planned projects in a timely manner, the impact of competition, the ability to complete acquisitions, risks associated with acquisitions, as well as other risks detailed from time to time in USEY's Securities and Exchange Commission filings, including U.S. Energy's Annual Report on Form 10-KSB for the year ended December 31, 2002 and USEY's Proxy Statement for its Annual Meeting of Stockholders filed on August 7, 2003. Statement for its Annual Meeting of Stockholders filed on August 7, 2003. No assurance can be given that the contemplated transaction with Countryside Power Income Fund will be completed and the risks associated with such transaction are more fully set forth in the preliminary prospectus that has been filed with securities officials in Canada; such preliminary prospectus may be accessed at www.sedar.com. We do not undertake to update any of the information set forth in this press release.
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